Exhibit 10.50

DO NOT DESTROY THIS NOTE: When paid, this note with Deed of Trust securing same, must be surrendered to Trustee for cancellation before reconveyance will be made

NOTE SECURED BY DEED OF TRUST

$250,000.00 **Date: May 8, 2025**

Los Angeles, California,

At the times stated, for value received, **Elata Investments, LLC, a Wyoming Limited Liability Company**("Maker") promise(s) to pay to **Jacaranda3 Investments, Inc., a Wyoming Corporation** ("Payee") or order, at **205 S. Beverly Drive, Ste 205, Beverly Hills, Ca. 90212,** the sum of **Two Hundred and Fifty Thousand, Dollars 00/100 ($250,000.00)** with interest only from May 8, 2025 on unpaid principal at the rate of **8.00** per cent per annum. Interest only, payable in monthly installments of One Thousand Six Hundred and Sixty Six Dollars and 66/100 ($1,666.66), or more, on the 1st day of each month starting July 1, 2025, continuing until the **31st** day of **December, 2029** , at which time the entire principal balance together with interest due thereon, shall become due and payable.

Interest owing from May 8, 2025 to May 31, 2025, is pre-agreed to be $1,333.00, and is hereby credited by Lender to Borrower.

Interest owing from June 1, 2025 to June 30, 2025, is pre-agreed to be $1,666.66.

This loan is secured by an unrecorded Deed of Trust recorded against 1650 S. Rimpau Blvd, Los Angeles, CA 90019. (APN: 5071-019-023)

Principal and interest payable in lawful money of the United States. If action be instituted on this note, We promise to pay such sum as the Court may fix as attorney's fees. This note is secured by a Deed of Trust to Lawyers Title Company, a California corporation, as TRUSTEE.

Elata Investments, LLC, a Wyoming Limited Liability Company
(Borrower)

____
David Behrend, Manager

Jacaranda3 Investments, Inc., a Wyoming Corporation
(Lender)

____
David Behrend, President

EXHIBIT "A"

1. "Should the trustor or his successors in interest, without the consent in writing of the beneficiary, sell, transfer of convey or permit to be sold, transferred or conveyed, his interest in the property, or any part thereof, then the beneficiary may, at his option, declare all sums secured hereby immediately due and payable."
2. "This Note is subject to Section 2966 of the Civil Code, which provides that the holder of this Note shall give written notice to the Trustor, or his successor in interest, of prescribed information at least ninety days and not more than one hundred and fifty days before any balloon payment is due." Notice is deemed given by payee to maker to pay loan by December 31st, 2029.
3. No prepay penalty